UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 25, 2017

(Date of earliest event reported)

Woodward, Inc.

(Exact name of registrant as specified in its charter)

DE	000-8408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1081 Woodward Way, Fort Collins, Colorado	80524
(Address of principal executive offices)	(Zip Code)

970-482-5811

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 25, 2017, Woodward, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The stockholders considered five proposals, each of which is described more fully in the Company’s proxy statement for the 2016 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2016 Annual Meeting.

Proposal 1. Election of three directors for a three-year term to hold office until the Company’s 2019 Annual Meeting to be held in or about January 2020:

	For	Against	Abstain	Broker Non-Votes
Mary L. Petrovich	48,773,887	2,497,915	78,942	6,811,244
Paul Donovan	49,562,472	1,670,262	118,010	6,811,244
Jonathan W. Thayer	50,399,072	848,044	103,628	6,811,214

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2017:

For	57,066,980
Against	1,006,833
Abstain	88,175

Proposal 3. Advisory resolution regarding the compensation of the Company’s named executive officers:

For	49,503,628
Against	1,419,285
Abstain	427,831
Broker Non-Votes	6,811,244

Proposal 4. Advisory resolution regarding the frequency of the Stockholder advisory vote on executive compensation:

One Year	44,603,833
Two Year	719,276
Three Year	5,750,065
Abstain	277,570
Broker Non-Votes	6,811,244

Proposal 5. Proposal for the approval of the Woodward, Inc. 2017 Omnibus Incentive Plan:

For	47,198,390
Against	3,736,615
Abstain	415,739
Broker Non-Votes	6,811,244

Pursuant to the foregoing, the three nominees were each elected to serve on the Company’s Board of Directors and Proposals 2-5 were each approved. As previously reported, pursuant to an advisory resolution based on a vote held at the Company’s 2016 Annual Meeting of Stockholders, stockholders representing more than a majority of the votes cast recommended that the Company hold votes on future advisory resolutions on executive compensation on an annual basis. In light of these voting results and other factors, the Board of Directors of the Company has elected to include in the Company’s proxy materials a non-binding advisory resolution on executive compensation on an annual basis unless and until it determines otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2017	WOODWARD, INC.

	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer